ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of October 31, 2014, between Load Guard Logistics, Inc., a Nevada corporation (the "Parent"), and LGT, Inc., a Florida corporation wholly owned by the Parent (the "Sub").
RECITALS
WHEREAS, Parent is the sole owner of the Sub;
WHEREAS, Parent is the owner of certain assets and liabilities related to Parent's transportation and delivery business; and
WHEREAS, as a condition to  the Agreement and Plan of Merger dated October 17, 2014 (the "Merger Agreement") between Parent, Nemus Acquisition Corp., Nemus and Nemus Bioscience, Inc. and immediately prior to Parent's repurchase and cancellation of 5,431,460 shares of Parent's common stock owned by Yosbani Mendez and Francisco Mendez, pursuant to the Stock Repurchase and Cancellation Agreement dated  October 31, 2014 (the "Cancellation Agreement") between Parent, Yosbani Mendez and Francisco Mendez, Parent wishes to assign to Sub, and Sub wishes to assume from Parent, all of the assets and liabilities of the Parent, on the terms and subject to the conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.            Assignment of Assets.   Parent hereby assigns to Sub all of its rights, title and interest in, to and under all of its assets held as of immediately prior to the effective time of the Merger Agreement, (collectively, the "Assigned Assets").

2.            Assumption of Assets and Liabilities. Sub hereby expressly assumes and agrees to perform all duties and obligations of Parent arising under all of Parent's liabilities (the "Liabilities") held as of immediately prior to the effective time of the Merger Agreement.

3.            Representations of the Parent.

Parent hereby represent and warrant to Sub the following:
(a)            Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)            Parent has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Sub, will be a valid and binding obligation of Parent, enforceable against it in accordance with its terms.

(c)            Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Parent is a party or by it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Parent or its assets or properties.

(d)            The Assigned Assets constitute all of the assets of Parent.  Parent is the sole owner of the Assigned Assets and has good and marketable title to the Assigned Assets, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the consummation of the transactions contemplated hereby, the Parent will have no assets.

(e)            The Liabilities constitute all liabilities of Parent.  Upon the consummation of the transactions contemplated hereby, the Parent will have no liabilities.

4.            Representations of the Sub.

The Sub hereby represents and warrants to the Parent the following:
(a)            Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)            The Sub has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Parent, will be a valid and binding obligation of Sub, enforceable against it in accordance with its terms.

(c)            Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Sub is a party or by which it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Sub or its assets or properties.

5.            Power of Attorney.  Parent hereby constitutes and appoints Sub its true, lawful and irrevocable attorney to demand, receive and enforce the performance of the terms of the Assigned Assets, or to otherwise deal in respect of the Assigned Assets, and to give receipts, releases and satisfactions for the same, and this may be done either in the name of Parent or in the name of Sub with the same force and effect as Parent could do if this Agreement had not been made.

6.            Payment of Expenses.   Sub shall be liable for any and all costs and expenses arising out of or in connection with the transactions contemplated by this Agreement.  In the event that Parent receives any invoices for costs and/or expenses associated herewith after the date hereof, Parent shall forward such invoices to Sub for payment.

7.            Indemnification. Sub shall indemnify and hold the Parent and each of the Parent's officers and directors (the "Representatives") harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by the Parent or any of the Representatives resulting from or arising out of (i) any breach of a representation, warranty or covenant made by Sub as set forth herein; (ii) any claims from any third parties related to the business operations of Sub before and after the effective time of the Merger Agreement and Sub's Liabilities, including but not limited to all of Sub's notes payable and loan payable to Wells Fargo Bank, (iii) any claims from shareholders of the Parent that purchased shares of the Parent's common stock in the Parent's offerings in 2011, 2012 and 2013 and (iv) any claims by any shareholder of the Parent who owns or owned common stock of the Parent prior to the effective time under the Merger Agreement with respect to this Agreement and the Cancellation Agreement.

8.            Miscellaneous.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b)            If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)            This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.  There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d)            This Agreement may not be amended or modified except by the express written consent of the parties hereto.  Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)            This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f)            The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)            The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h)            The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i)            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile and electronic copies in portable document format ("PDF") containing original signatures shall be deemed original signed copies of the executed documents provided by facsimile or PDF.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

PARENT:

LOAD GUARD LOGISTICS, INC.

By:  /s/ Yosbani Mendez____________________________
Name:  Yosbani Mendez
Title:    President

SUB:

LGT, INC.

By:  /s/ Francisco Mendez___________________________
Name:  Francisco Mendez
Title:    Secretary